SALE OF ASSETS AGREEMENT

THIS SALE OF ASSETS AGREEMENT (this “Agreement”) is made and entered into as of June 15, 2012 by and between GREEN GLOBAL INVESTMENTS, INC., a Florida corporation (“Seller”), CHINA CLEAN & RENEWABLE ENERGY LIMITED, a corporation formed under the laws of Hong Kong (“CCRE”) and POWER PACIFIC HOLDINGS LIMITED, a British Virgin Islands corporation (“Power Pacific”).

Premises

WHEREAS, Seller owns one hundred percent (100%) of the issued and outstanding capital stock of CCRE the (“CCRE Shares”);

WHEREAS, CCRE and its wholly-owned subsidiaries Renewable Energy Enterprises (Shanghai) Company, Ltd., a company formed under the laws of the Peoples Republic of China (“REESC”), and EEP Ltd., a company formed under the laws of Hong Kong (“EEP” and collectively with REESC, the “CCRE Subsidiaries”)  For purposes of this Agreement, CCRE and CCRE Subsidiaries shall herein collectively be referred to as simply “CCRE” have received a Valuation Report dated June 11, 2012 from Chan Man Fai, Certified Public Accountant, which estimated the value of CCRE as of March 31, 2012 to be of negligible net worth, based in part on the value of the assets of CCRE compared to the liabilities and obligations, past, current, contingent or otherwise of CCRE and all of its subsidiaries;

WHEREAS, Based on the financial statement of CCRE dated March 31, 2012, (which was entitled as “China Clean and Renewable Energy Limited and Subsidiaries Consolidated Balance Sheets”), and hereinafter referred to as the “Financial Statement”, a copy of which has been attached as Appendix A as the authoritative reference document for this Agreement, the amount of total liabilities exceeded that of the total assets by $970,934 (“Net Deficit”).

WHEREAS, Power Pacific desires to acquire the assets of CCRE from Seller (the “Acquisition”) in exchange for Power Pacific to assume an amount of CCRE’s liability up to the sum of the net book value of the assets to be taken over plus forty percent (40%) of the Net Deficit stated on the Financial Statement (the “Consideration”); and

WHEREAS, Seller desires to sell all of the assets of CCRE to Power Pacific for the Consideration upon the terms and conditions set forth herein;

WHEREAS, Seller further agrees, as part of this Agreement, to take up the remaining balance of the liability of CCRE as stated on the Financial Statement (“Remaining Liability”) as Seller’s own liabilities;

WHEREAS, The Board of Directors of Seller has received the written opinion of Chan Man Fai, Certified Public Accountant, that the Consideration to be paid in the Acquisition is fair, from a financial point of view, and the Board of Directors has unanimously approved and authorized this Agreement, the Acquisition and the other transactions contemplated hereby, and has deemed this Agreement, the Acquisition and the other transactions contemplated hereby to be advisable and fair to, and in the best interests of Seller and its stockholders;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Purchase and Sale of CCRE Shares.  To properly reflect this Sale of Assets Agreement between the parties, on Closing (as hereinafter defined), Seller shall:

a.

assign, transfer all  the CCRE Shares to Power Pacific in exchange for the Consideration, and Seller shall assign, transfer and pledge the CCRE Shares to Power Pacific;

b.

deliver to Power Pacific the certificates representing the CCRE Shares, duly endorsed for transfer (or with executed stock powers) so as to convey good and marketable title to the CCRE Shares to Power Pacific;

c.

eliminate all amounts due from CCRE according to the Financial Statements;

d.

issue a 3-year, unsecured note in the amount of $582,560, which is equivalent to the Remaining Liability and with an annual interest at a rate of 4%, payable to CCRE (“Note Payable”); and

e.

pay the interests accrued on the Note Payable, in arrear, on a yearly basis; while the principle of the Note Payable on the third anniversary day

2.

Representations and Warranties of Power Pacific :.  Power Pacific represents and warrants to Seller as follows:

(a)

Corporate Organization.  Power Pacific is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Power Pacific is qualified to do business as a foreign corporation in each jurisdiction, if any, in which it is required to be so qualified.

(b)

Authorization; Enforceability.  Power Pacific has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Power Pacific enforceable against Power Pacific in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

(c)

No Violation.  The execution, delivery and performance of this Agreement by Power Pacific and the consummation of the Acquisition and the other transactions contemplated hereby will not:  (i) violate, breach or be in conflict with any provisions of the charter or bylaws or equivalent governing document of  Power Pacific; (ii) with or without the giving of notice or passage of time, or both, violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute a default under, any contract or other agreement to which Power Pacific is a party or by or to which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Power Pacific, or upon the properties or business of Power Pacific; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the Acquisition or the other transactions contemplated herein.

(d)

Consents and Approvals.  No filing with, and no permit, authorization, consent or approval of any public body or authority, other than any filing required by the United States Securities and Exchange Commission (the “SEC”), or any third party is necessary for the consummation by Power Pacific of the Acquisition or the other transactions contemplated by this Agreement.

(e)

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Power Pacific  or any of Power Pacific’s properties or rights which:  (i) could reasonably be expected to have an adverse effect on Power Pacific’s performance under this Agreement; (ii) could reasonably be expected to have an adverse effect on Seller’s rights under this Agreement; or (ii) could reasonably be expected to materially and adversely affect consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

(f)

Investment Matters.  Power Pacific is an “accredited investor” within the meaning of Section 506 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).  Power Pacific is acquiring the CCRE Shares for investment purposes only, and not with a view to, or for, any public resale or other distribution thereof.  Power Pacific acknowledges that the CCRE Shares have not been registered under the Securities Act or any state securities laws and that the CCRE Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.  Power Pacific:  (i) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the Acquisition and the other transactions contemplated under this Agreement; (ii) is prepared to bear the economic risk of the Acquisition for an indefinite period and can afford a complete loss thereof; and (iii) has consulted with its own legal, financial, tax and other advisors to the extent it has deemed appropriate in connection with the Acquisition.

(g)

Brokerage Fees.  There are no rights to brokerage commissions, finders’ fees or similar compensation in connection with the Acquisition or the other transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Power Pacific or any of its affiliates, officers, employees or directors.

3.

Representations and Warranties of Seller.  Seller hereby represent and warrant to Power Pacific as follows:

(a)

Continue to assume remaining balance of net deficits as liabilities to CCRE.   Seller, as part of this Agreement, agrees to continue to assume the remaining balance of the net deficits as stated in the March 31, 2012 financial statements as liabilities to CCRE (Assumed Liabilities).  The terms for such Assume Liabilities is set at 4% interest per annum on the outstanding principal amount, payable within three (3) years from the date of this Agreement. Seller agrees to enter in a separate agreement with CCRE covering the terms of such Assumed Liabilities as stated herein.

(b)

Ownership of CCRE Shares.  Seller is the sole owner, beneficially and of record, of the CCRE Shares free and clear of any and all liens, claims or other encumbrances.  At the Closing (as hereinafter defined), Power Pacific will acquire valid title to and complete ownership of the CCRE Shares, free and clear of any and all liens, claims or other encumbrances whatsoever.

(c)

Corporate Organization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Seller is qualified to do business as a foreign corporation in each jurisdiction, if any, in which it is required to be so qualified.

(d)

Authorization; Enforceability.  Seller has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

(e)

No Violation.  The execution, delivery and performance of this Agreement by Seller and the consummation of the Acquisition and the other transactions contemplated hereby will not:  (i) violate, breach or be in conflict with any provisions of the charter or bylaws or equivalent governing document of Seller; (ii) with or without the giving of notice or passage of time, or both, violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute a default under, any contract or other agreement to which Seller is a party or by or to which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Seller, or upon the properties or business of Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the Acquisition or the other transactions contemplated herein.

(f)

Consents and Approvals.  No filing with, and no permit, authorization, consent or approval of any public body or authority, other than any filing required by the SEC, or any third party is necessary for the consummation by Seller of the Acquisition or the other transactions contemplated by this Agreement.

(g)

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Seller or any of Seller’s properties or rights which:  (i) could reasonably be expected to have an adverse effect on Seller’s performance under this Agreement; (ii) could reasonably be expected to have an adverse effect on Power Pacific’s rights under this Agreement; or (ii) could reasonably be expected to materially and adversely affect consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

(h)

Brokerage Fees.  There are no rights to brokerage commissions, finders’ fees or similar compensation in connection with the Acquisition or the other transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or any of its affiliates, officers, employees or directors.

4.

Representations and Warranties of CCRE.  CCRE hereby represent and warrant to Power Pacific as follows:

(a)

Corporate Organization.  CCRE is a corporation duly organized, validly existing and in good standing under the laws of  Hong Kong, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  CCRE is qualified to do business as a foreign corporation in each jurisdiction, if any, in which it is required to be so qualified.

(b)

Authorization; Enforceability.  CCRE has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of CCRE enforceable against CCRE in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

(c)

No Violation.  The execution, delivery and performance of this Agreement by CCRE and the consummation of the Acquisition and the other transactions contemplated hereby will not:  (i) violate, breach or be in conflict with any provisions of the charter or bylaws or equivalent governing document of CCRE; (ii) with or without the giving of notice or passage of time, or both, violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute a default under, any contract or other agreement to which CCRE is a party or by or to which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, CCRE, or upon the properties or business of CCRE; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the Acquisition or the other transactions contemplated herein.

(d)

Consents and Approvals.  No filing with, and no permit, authorization, consent or approval of any public body or authority, other than any filing required by the SEC, or any third party is necessary for the consummation by CCRE of the Acquisition or the other transactions contemplated by this Agreement.

(e)

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving CCRE or any of CCRE’s properties or rights which:  (i) could reasonably be expected to have an adverse effect on CCRE’s performance under this Agreement; (ii) could reasonably be expected to have an adverse effect on Power Pacific’s rights under this Agreement; or (ii) could reasonably be expected to materially and adversely affect consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

(f)

Brokerage Fees.  There are no rights to brokerage commissions, finders’ fees or similar compensation in connection with the Acquisition or the other transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of CCRE or any of its affiliates, officers, employees or directors.

(g)

Real Estate; Leasehold.  Except as contained in any registration statement, proxy statement, report, schedule, form, certification or other document filed by Seller with, or furnished by Seller with or to, the SEC since November 19, 2007, including all amendments thereto (collectively, the “Seller SEC Documents”), neither CCRE or the CCRE Subsidiaries own any real property.  Except as would not be material to CCRE and the CCRE Subsidiaries as a whole, the Seller SEC Documents sets forth an accurate and complete list of each lease pursuant to which any real property is being leased to CCRE or the CCRE Subsidiaries.

(h)

Financial Statements.  The financial statements related to CCRE contained or incorporated into the Seller SEC Documents:  (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted under the Securities Act the United States Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or any form or regulation promulgated thereunder, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of CCRE and the CCRE Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of CCRE and the CCRE Subsidiaries for the periods covered thereby.

(i)

Absence of Changes; No Undisclosed Liabilities.  Except as disclosed in the Seller SEC Documents, CCRE has not incurred any liability material to CCRE on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of CCRE which has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Seller to Power Pacific pursuant hereto).  CCRE does not have any liability (and CCRE is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rising to any liability which individually or is in the aggregate are reasonably likely to have a material adverse effect on CCRE).

(j)

Title to Assets.  CCRE own, and have good and valid title to, all material assets purported to be owned by them as set forth in the Seller SEC Documents.  All of said assets are owned by CCRE free and clear of any liens, claims or encumbrances.  CCRE or the CCRE Subsidiaries are the lessees of, and hold valid leasehold interests in, all material leased assets purported to be owned by them as set forth in the Seller SEC Documents.   Except as would not be material, the assets owned or leased by CCRE or the CCRE constitute all the assets used in the business of CCRE (including all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear and immaterial impairments of value and damage.)

(k)

Capitalization of CCRE.  The authorized capital stock of CCRE consists of 1,000,000 shares of common stock of which 1,000,000 shares are presently issued and outstanding and owned by Seller.  CCRE has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of CCRE.  All of the CCRE Shares are duly authorized and validly issued, fully paid and non-assessable.

(l)

Contracts.  A copy of each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which CCRE is a party that relates to or affects the assets or operations of CCRE or to which CCRE’s assets or operations may be bound or subject (collectively, the “Contracts”), has been provided to Power Pacific.  Each of the Contracts is a valid and binding obligation of CCRE and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect.  For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000.  There are no existing defaults by CCRE thereunder or, to the knowledge of CCRE, by any other party thereto, which defaults, individually or in the aggregate, would have a material adverse effect.

(m)

Taxes.  All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by CCRE for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed.  Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

(n)

Intellectual Property.  For purposes of this Agreement, “Intellectual Property” means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.  Except to the extent that any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a material adverse effect on CCRE: (i) CCRE owns, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of CCRE, threatened that CCRE is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to CCRE or any of its subsidiaries; (iii) as of the date of this Agreement, to the knowledge of Seller, no person is infringing on or otherwise violating any right of CCRE with respect to any Intellectual Property owned by and/or licensed to CCRE; and (iv) as of the date of this Agreement, CCRE has not received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by CCRE or challenging CCRE’s license or legally enforceable right to use any Intellectual Property licensed or otherwise legally used by it.

5.

Covenants.

(a)

Examinations and Investigations.  Prior to the Closing, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the others, including communications with suppliers, vendors and customers, as they each may reasonably require.  No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

(b)

Expenses.  Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

(c)

Further Assurances.  The parties shall execute such reasonable documents and other papers and take such further reasonable action as may be reasonably required or desirable to carry out the provisions hereof and the Acquisition and the other transactions contemplated hereby.

6.

The Closing.  The closing of the Acquisition (the “Closing”) shall take place simultaneously upon the execution of this Agreement by each of Seller and Power Pacific.  At and after the Closing, the parties hereto agree to work together to negotiate and execute any and all reasonable documents necessary to effect the purpose and intent of this Agreement and the Acquisition.

7.

Survival of Representations and Warranties.  The representations and warranties made by each of the parties hereto shall survive for a period of six (6) months (the “Survival Period”) following the Closing.

8.

Indemnification.

(a)

Obligation of Power Pacific to Indemnify.  Power Pacific hereby agrees to indemnify, defend and hold harmless Seller, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Power Pacific contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.  Such obligation to indemnity shall expire upon the expiration of the Survival Period.

(b)

Obligation of Seller to Indemnify.  Seller hereby agrees to indemnify, defend and hold harmless Power Pacific, from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Seller or CCRE contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.  Such obligation to indemnity shall expire upon the expiration of the Survival Period.

9.

Miscellaneous.

(a)

Publicity.  No press release or other announcement concerning this Agreement, the Acquisition or the other transactions contemplated hereby shall be issued by either party hereto at any time without the prior written consent of the other party.  Notwithstanding the foregoing, either party may disclose information about this Agreement, the Acquisition or the other transactions contemplated hereby solely to the extent required by applicable law, regulation or court order, including, without limitation, any regulation or rule adopted by the United States Securities and Exchange Commission.

(b)

Assignment.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party hereto.

(c)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to each of their permitted successors and assigns.

(d)

Severability.  In the event that any one or more provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, any such invalid,

illegal or unenforceable provision shall be treated as modified to the least extent necessary to rectify its invalidity, illegality or unenforceability, and shall be enforced as so modified.  If no feasible modification shall save such provision, it will be severed from the remainder of this Agreement, as appropriate.  The remaining provisions of this Agreement shall be unimpaired, and remain in full force and effect.

(e)

Attorneys’ Fees.  In the event of any controversy, claim or dispute among the parties arising out of or related to this Agreement, the prevailing party shall be entitled to receive from the other party reasonable costs and attorneys’ fees that are actually incurred, provided that any attorneys’ fees shall be charged at the regular hourly rate of the attorney(s) providing the services.

(f)

Headings.  The headings in this Agreement are for the purpose of convenience only.  They are not intended to be a material part of the Agreement, and in the event of any conflict between the heading and the text, the text shall govern.

(g)

Governing Law; Venue.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its conflicts of law provisions.  The parties agree to, and do hereby, submit to the exclusive jurisdiction of the state or federal courts of competent jurisdiction sitting in the State of Florida to hear and resolve disputes arising out of, or related to this Agreement, and agree that the exclusive venue for all such actions shall be in Orange County, Florida.

(h)

Entire Agreement; Amendment.  This Agreement contains the entire agreement between the parties as to the subject matter hereof.  This Agreement supersedes all prior oral and written agreements between the parties with respect to the subject matter hereof.  This Agreement may not be modified or amended except in a writing signed by an authorized representative of each party.

(i)

Waiver.  A failure of either party to enforce at any time any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in no way affect the full right to require such performance at any time thereafter.  No waiver shall be deemed a waiver of any other breach, or any other term or condition hereof.

(j)

Notices.  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, post-paid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).  All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.  All notices permitted or required to be given hereunder shall be addressed as follows:

if to Seller:

2200 Lucien Way,

Suite 340, Maitland FL 32751-7019

with a copy to:

Randolph H. Fields

301 East Pine Street, Suite 1400

P.O. Box 3068

Orlando, Florida 32802-3068

if to CCRE:

1901, 74-77 Connaught

Road, Central, Hong Kong

with a copy to:

Randolph H. Fields

301 East Pine Street, Suite 1400

P.O. Box 3068

Orlando, Florida 32802-3068

if to Power Pacific:

Suite 1902, 74-77 Connaught

Road, Central, Hong Kong

with a copy to:

7B, Yardley Commercial Building,

3 Connaught Road West, Hong Kong

(k)

Counterparts; Electronic Signatures.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Signatures to this Agreement may be exchanged by electronic means and shall have the same legal effect as the exchange of original signatures.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

“Seller”		“Power Pacific”

GREEN GLOBAL INVESTMENTS, INC.,		POWER PACIFIC HOLDINGS LIMITED,
a Florida corporation		A British Virgin Island Corporation

By:	/s/Richard A. Asta	By:	/s/Kenneth Yee
Name:	Richard A. Asta	Name:	Kenneth Yee
Title:	CEO	Title:

“CCRE”

CHINA CLEAN & RENEWABLE ENERGY LIMITED, a corporation formed under the laws of Hong Kong

By:	/s/Chin Wan Tang
Name:	Chin Wan Tang
Title:	Director

Apendix A – Financial Statements

CCRE dated March 31, 2012

CHINA CLEAN & RENEWABLE ENERGY LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

As of
March 31,2012
ASSETS
Current Assets
Cash	$95,587
Restricted cash	406,478
Accounts receivable	65,254
Deferred charges	24,633
Deposits	14,029
Inventory	337,494
Total Current Assets	$943,475

Fixed Assets, net	25,010

Total Assets	$968,484

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Amount due to Ultimate Holding Company	$46,386
Bank loan	353,574
Loan payable	341,288
Note payable - related party	932,527
Accounts payable and accrued expenses	265,642
Total Current Liabilities	$1,939,418

Stockholders' (Deficit) Equity
1,000,000 Ordinary Shares paid up at $0.129 par value	$129,000
Accumulated Losses	(1,099,934)
Net Deficit	$(970,934)

Total Liabilities and Stockholders' Deficit	$968,484